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                                                                    EXHIBIT 5.0

                                December 10, 1997

Spectrumedix Corporation
2124 Old Gatesburg Road
State College, Pennsylvania  16803


                  Re:   Registration Statement for Offering of
                        an aggregate of 500,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 500,000 shares of the Common Stock of Spectrumedix Corporation (the "Company") under the Company's 1997 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    BROBECK, PHLEGER & HARRISON LLP